Exhibit 5d
                Trust Agreement between Home Federal Savings Bank
                              and Mellon Bank, N.A.

                             TRUST AGREEMENT

                                between

                       HOME FEDERAL SAVINGS BANK

                                 and

                          MELLON BANK, N.A.

                      Dated as of July 24, 1996

                                TABLE OF CONTENTS


                                                          PAGE
SECTION 1.  Establishment of Master Trust                   1
     1.1       The Master Trust                             1
     1.2       Establishment of Separate Funds              2
     1.3       Company as Agent                             2
     1.4       Title to Assets                              2
     1.5       Acceptance of Trust                          2
     1.6       Master Trustee Responsibilities              2

SECTION 2.     Investment of Master Fund                    2
     2.1       Appointment of Investment Managers
                  and Investment Committee                  2
     2.2       Directed Funds                               3
     2.3       (a)  Permitted Investments                   3
     2.4       (b)  Orders placed with the Master Trustee   4
               (c)  Brokerage Commissions                   4
               (d)  Investment Instructions                 4
     2.3       Discretionary Funds                          5
     2.4       Settlement of Securities Transactions        5
     2.5       Cash Balances                                5
     2.6       Appointment of TPA                           5
     2.7       Transfer Among Funds                         5
     2.8       Transfers to Collective Trusts               6
     2.9       Insurance Contracts                          6
               (a)  Procuring and Holding Contracts         6
               (b)  Exercising Rights under Contracts       7
               (c)  Payment of Premiums                     7
               (d)  Payments under Contracts                7
               (e)  Liability of Master Trustee;
                      Indemnification                       7
     2.10      Loans to Participants                        8

SECTION 3.     Powers of Master Trustee                     8
     3.1       In General                                   9
     3.2       At Direction of Named Fiduciary             10
     3.3       With Respect to Participant-Directed Funds  10
     3.4       Administrative Powers                       10

SECTION 4.     Company Securities                          12
     4.1       Registration of Company Securities          12
     4.2       Voting of Company Securities                12
     4.3       Tenders for Company Securities              13

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SECTION 5.     Accounts to be Maintained by the Master Trustee;

          Payments from the Master Trust                   15
     5.1       Accounts                                    15
     5.2       No Separate Recordkeeping                   15
     5.3       Payments; Disputes                          15
     5.4       Direct Deposit of Payments                  15
     5.5       Responsibility of TPA                       15
     5.6       Returned and Uncashed Payments              16
     5.7       No Liability for Contributions              16

SECTION 6.     Valuation of the Master Fund                16
     6.1       Valuation                                   16
     6.2       Units                                       16

SECTION 7.     Administrative Expenses, Taxes and
                  Master Trustee's Compensation            17
     7.1       In General                                  17
     7.2       Fees of Investment Managers                 17

SECTION 8.     Master Trustee's Liability; No Duty
                  to Review; Indemnification               17
     8.1       Liability of Master Trustee                 17
     8.2       No Duty to Review                           18
     8.3       Reliance on Certain Appraisals              18
     8.4       Indemnification of Master Trustee           18
     8.5       Limitation of Indemnity                     19
     8.6       Indemnification of Successor Trustee        19

SECTION 9.     Settlement of Master Trustee's Accounts     19
     9.1       Annual Accounting                           19
     9.2       Other Accountings                           20
     9.3       Settlement of Accounts                      20

SECTION 10.    Segregation of Parts of the Master Trust    20
     10.1      Segregation                                 20
     10.2      Segregated Property                         20

SECTION 11.    Resignation and Removal of Master Trustee   21

SECTION 12.    Evidence of Action by Company, Investment
               Managers, Investment Committee and TPA, and
               of Appointment of Named Fiduciary,
               Investment Managers, Investment and
               Committee and TPA                           21

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SECTION 13.    Amendment of Agreement, Termination of
                  Trust, Termination of Plan               22
     13.1      Amendment of Agreement                      22
     13.2      Termination of Master Trust                 22
     13.3      Termination of the Plan                     22
     13.4      Exclusive Benefit                           23

SECTION 14.    Inalienability of Benefits and Interests    23

SECTION 15.    No Merger, Consolidation or Transfer of
                  Plan Assets or Liabilities               23

SECTION 16.    Governing Law                               24


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

                                 TRUST AGREEMENT

      THIS AGREEMENT made as of July 24, 1996 by and between HOME FEDERAL SAVINGS BANK ("Company"), and MELLON BANK, N.A., a national banking association ("Master Trustee"),

                                   WITNESSETH:

      WHEREAS, the Company and certain of its subsidiaries and affiliates have heretofore adopted or may hereafter adopt a qualified deferred compensation plan for the benefit of its or their employees (such plan, as amended from time to time, is referred to as the "Plan", and the Company and any such subsidiary or affiliate are referred to as the "Employer"); and

      WHEREAS, the Employer has adopted the Plan as part of certain qualified plan services offered by Pentegra Services, Inc. ("Pentegra") including 401 (k) plan design and administrative services and investment options (the "PSI Program"); and

      WHEREAS, the Plan provides, among other things, for the financing by means of a trust fund of all or a part of the benefits to be paid pursuant to the Plan to certain employees ("Participants") of the Employer and their beneficiaries ("Beneficiaries"); and

      WHEREAS, the Company now wishes to appoint Mellon Bank, N.A. as Master Trustee in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      NOW, THEREFORE, the Company and the Master Trustee agree as follows:

      SECTION 1. ESTABLISHMENT OF MASTER TRUST.

       1.1 THE MASTER TRUST. The Company hereby establishes with the Master Trustee a trust (hereinafter referred to as the "Master Trust") which shall comprise all of the funds and other assets deposited herewith, together with such other sums of money and such property acceptable to the Master Trustee as shall from time to time be paid or delivered to the Master Trustee hereafter, all investments made therewith and proceeds thereof and the earnings and profits thereon. "Property" as used herein shall not include any direct interest in real property, leaseholds or mineral interests. All such funds and property, together with such investments, proceeds, earnings and profits, less the payments or other distributions which, at the time of reference, shall have been made by the Master Trustee as authorized herein, are referred to as the "Master Fund". Any Company Securities (as defined in Section 4.1) deposited to the Master Fund or which the Master Trustee is directed to purchase for the Master Fund must satisfy the requirements of Section 407(d) of ERISA. The Master Trustee shall have no duty for any property until it is received and accepted by the Master Trustee.

       1.2 ESTABLISHMENT OF SEPARATE FUNDS The Master Fund shall consist initially of a single fund. At any time and from time to time the Master Trustee shall, if so directed by the Company, the party that under the terms of the Plan is the named fiduciary with respect to control or management of the assets thereof (hereinafter referred to as the "Named Fiduciary"), establish within the Master Fund one or more investment funds, each of which shall be invested or reinvested as provided in Section 2. The term "Fund", as used herein, shall mean the initial fund or any other investment fund so established, depending upon the fund to which such provision is being applied at the time, and the term "Master Fund" shall refer to all such funds in the aggregate. The functions of the Named Fiduciary may be divided among more than one person or persons (in which case the term "Named Fiduciary" shall refer to any such person or persons, as the context requires), and the same person or persons may serve as the Named Fiduciary and the Investment Committee. The Master Trustee shall hold, manage, administer, value, make purchases and sales for, distribute, account for, and otherwise deal with each Fund separately.

       1.3 COMPANY AS AGENT. Each subsidiary or affiliate of the Company adopting the Plan appoints the Company as its agent for purposes of this Agreement and agrees that it shall be bound by the decisions, actions and directions of the Company, the Named Fiduciary and any Investment Manager, Investment Committee (as defined in Section 2.1) or TPA (as defined in Section 2.6) under this Agreement and that the Master Trustee shall be fully protected in relying upon such decisions, actions and directions and shall in no event be required to give notice to or otherwise deal with such subsidiary or affiliate except by dealing with the Company as agent of such subsidiary or affiliate.

       1.4 TITLE TO ASSETS. Neither the Plan nor the Participants or their Beneficiaries shall have any right, title or interest in or to any specific assets of the Master Fund, but shall have an undivided beneficial interest in the Master Fund valued in accordance with Section 6 hereof. Ownership of all the individual assets of the Master Fund shall be by the Master Trustee. The Master Trustee shall not issue any certificate or other documentation representing any interest in the Master Fund or part thereof.

       1.5 ACCEPTANCE OF TRUST. The Master Trustee hereby accepts the Master Trust created by this Agreement on the terms and conditions herein set forth.

       1.6 MASTER TRUSTEE RESPONSIBILITIES. The Master Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in the Trust Agreement. In any case in which a provision of the Trust Agreement conflicts with any provision in the Plan, this Agreement shall control as to the duties and responsibilities of the Master Trustee. The Master Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee.


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

SECTION 2. INVESTMENT OF MASTER FUND.

      2.1 APPOINTMENT OF INVESTMENT MANAGERS AND INVESTMENT COMMITTEE. At the time each Fund is established, and from time to time thereafter, the Company shall determine and advise the Master Trustee whether the investment of such Fund is to be managed (a) by the Master Trustee in its sole discretion,
(b) by an investment manager who (i) is duly appointed by the Named Fiduciary, and (ii) qualifies as an investment manager under Section 3(38)(B) of the Act (an "Investment Manager"), or (c) by an Investment Committee appointed by the Named Fiduciary (the "Investment Committee"). Any Fund that is managed by the Master Trustee is hereinafter referred to as a "Discretionary Fund", and any Fund that is managed by an Investment Manager or Investment Committee is hereinafter referred to as a "Directed Fund". In the event that the Plan provides for allocation of Trust Fund assets to the Funds at the direction of Participants, the Funds in which Participants may direct their investments, whether or not otherwise constituting Directed Funds or Discretionary Funds, shall be referred to herein as "Participant-Directed Funds".

              In the event the Investment Manager of any Directed Fund resigns or is removed, the Named Fiduciary shall promptly notify the Master Trustee of such resignation or removal and of the appointment of a successor to such Investment Manager. Upon resignation or removal of an Investment Manager, the Master Trustee shall not have or be deemed to have any responsibility to manage and control any asset held in the Directed Fund of such former Investment Manager, except as set out in the sentence immediately following. If an Investment Committee has been appointed, the Master Trustee shall treat such Fund as managed by the Investment Committee pending notification from the Named Fiduciary of the appointment of a different successor to the former Investment Manager; if no Investment Committee has been appointed and if no notification of the appointment of such a successor is received within seven days of notification to the Master Trustee of the former Investment Manager's resignation or removal, the Master Trustee shall thereafter treat such Directed Fund as managed by the Company unless and until it receives other instructions from the Named Fiduciary as to the investment of such Fund.

2.2    DIRECTED FUNDS.

     (a) PERMITTED INVESTMENTS. Each Directed Fund shall be invested and reinvested, within the parameters of the PSI Program, without distinction between principal and income, in such property as the Master Trustee may be directed by an Investment Manager or the Investment Committee with respect to any Funds managed by such Investment Manager or Committee, including without limitation: any and all common stocks, preferred stocks, bonds, debentures, mortgages on personal property wherever situated, equipment trust certificates, notes or other evidence of indebtedness, or any other securities, certificates of deposit, demand or time deposits (including any such deposits, demand or time deposits which pay a reasonable rate of interest with the Employer and any such deposits, demand or time deposits with the Master Trustee or an affiliate), shares of investment companies and mutual funds (including affiliates of the Master Trustee), interests in partnerships and trusts, insurance policies and contracts, repurchase agreements, and any other property or joint or other part interest in property

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(including, without limitation, part interests in bonds and mortgages or notes and mortgages), United States or foreign, whither situated within or outside the United States (provided that, except as provided in Section 3.4 hereof, the indicia of ownership thereof are not maintained outside the jurisdiction of the district courts of the United States), and of any kind, class or character, and irrespective in any case of whether the Master Trustee, an affiliate thereof or another, individually or as trustee or agent, is acting as participator of any part interest in property that may be acquired. Such investment and reinvestment shall not be restricted to property authorized for investment by trustees under any present or future law. A Discretionary Fund may be invested and reinvested whether or not the property acquired is productive of income, is marketable or constitutes a wasting asset. Without limiting the generality of the foregoing, a Directed Fund may be invested in stocks of any classification, bonds or other securities issued or guaranteed by the Company, or by any subsidiary or affiliate thereof, which shall be deemed to purport to authorize any investment or reinvestment in violation of the requirements or ERISA.

     (b) ORDERS PLACED WITH THE MASTER TRUSTEE. An Investment Manager or Investment Committee may direct the Master Trustee to have its trading desk issue orders to a broker for the purchase or sale of securities for any Directed Fund that such Investment Manager or Investment Committee manages. Such directions shall include instructions as to whether such order is to be placed "at market" or for a specific price (including a grand of prices). The Master Trustee shall not be liable for any claim, liability, loss, damage or expense attributable to its inability to place an order at a specific price, whether due to the timing of such order or otherwise, unless the inability to place such order is due to the Master Trustee's own negligence, bad faith or willful misconduct.

     (c) BROKERAGE COMMISSIONS. In placing securities transactions for a Directed Fund, the Master Trustee's primary objective will be to obtain the most favorable net results, taking into account such factors as the best net price available, the size of and diffuclty in executing the order, and the reliability, efficiency and financial responsibility of the broker or dealer. When it can be done consistently with this goal, the Master Trustee may allocate orders of the Securities Exchange Act of 1934). The Company understands that such brokerage and research generated through commissions paid by such other accounts may be useful in connection with a Discretionary Fund.

     (d) INVESTMENT INSTRUCTIONS. An Investment Manager or the Investment Committee at any time and from time to time may issue orders directly to a broker for the purchase or sale of securities for any Directed Fund that it manages. The Investment Manager or Investment Committee will promptly give or cause to be given to the Master Trustee notice of the issuance of such order and the broker will confirm such order or cause it to be confirmed to the Master Trustee. Such notice and confirmation may be given in writing, by telecopy or by any other electronic means using a code for the authentication of messages, and may include Trade Reports issued by the Institutional Delivery System of Depository Trust Company. Receipt of a

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matching notice and confirmation or of such a Trade Report shall be authority for the Master Trustee to settle such trade. Except as provided in Section 2. 1, in the absence of directions or authorization from the Investment Manager or Investment Committee, the Master Trustee shall have no power, duty or authority to invest any Directed Fund.

2.3  DISCRETIONARY FUND  [Reserved]

      2.4 SETTLEMENT OF SECURITIES TRANSACTIONS. When the Master Trustee is instructed to deliver property against payment, delivery of the property and receipt of payment may not be simultaneous. The risk of non-receipt of payment shall be the Master Trust's and the Master Trustee shall have no liability therefor. All credits to the Master Trust of the anticipated proceeds of sales and redemptions of property and of anticipated income from property shall be conditional upon receipt by the Master Trustee of final payment and may be reversed to the extent final payment is not received. At the discretion of the Master Trustee, the Master Trust may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Master Trust shall reimburse the Master Trustee upon demand for the amount of such conditional credits so used. When the Master Trustee is instructed to receive property, it is authorized to accept documents in lieu of such property as long as such documents contain the agreement of the issuer thereof to hold such property subject to the Master Trustee's sole order. The Master Trustee may, in its discretion, advance funds to the Master Trust to facilitate the settlement of any trade. In the event of such an advance, the Master Trust shall immediately reimburse the Master Trustee for the amount thereof.

      2.5 CASH BALANCES. The Master Trustee may invest all or any portion of any cash balances in any Discretionary Fund, and an Investment Manager or the Investment Committee may, with the prior written acceptance of the Master Trustee, by written authorization delegate to the Master Trustee authority to invest all or any portion of any cash balances in any Directed Fund, in the Master Trustee's sole discretion, including, without limitation, investments in part interests in obligations, irrespective of whether the Master Trustee or another, individually or as trustee or agent, is acting as a participator. The Master Trustee shall not be liable for interest on any cash balances in any Directed Fund that it holds uninvested pending receipt of directions from the Investment Manager or the Investment Committee, in the absence of authorization from the latter to invest the same in the Master Trustee's sole discretion, nor liable for interest on any cash balances it may be authorized to invest in its sole discretion, and may hold uninvested as it deems to be in the best interests of the Master Fund.

      2.6 APPOINTMENT OF TPA. The Named Fiduciary hereby certifies to the Master Trustee that Pentegra is the third party administrator (the "TPA") appointed by it or the Company to receive, cumulate and communicate investment and distribution directions with respect to Participant-Directed Funds from Plan Participants, and the Named Fiduciary has delegated such responsibility and authority to Pentegra as specified in this Agreement and as it shall communicate to the Master Trustee from time to time. For the purposes of this Agreement, such TPA shall be a delegee of the Named Fiduciary in accordance with Section 405(c)(1)(B) of the Act. The Master Trustee may rely on such certification and delegation until notified in writing to the contrary by the Named Fiduciary.
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

      2.7 TRANSFER AMONG FUNDS. The TPA shall direct the Master Trustee with respect to the allocation of assets to the Funds and with respect to transfers among the Funds. The Master Trustee shall have no duty to invest, and shall not be liable for interest on, any such assets it holds uninvested pending receipt of directions from the TPA to allocate contributions among the Funds.

      2.8 TRANSFERS TO COLLECTIVE TRUSTS. Notwithstanding any provision of the Plan or of this Agreement to the contrary, the Master Trustee may, in its sole discretion with respect to any Discretionary Fund and, if authorized or directed by the Investment Manager or Investment Committee of any Directed Fund, with respect to such Directed Fund, transfer all or any part of the assets of such Fund to, or withdraw the same from, any collective investment trust that shall be or shall have been created and administered by the Master Trustee or any collective investment trust maintained by any other bank (including affiliates of the Master Trustee) for the collective investment of the property of employee benefit trusts, provided that such trust is qualified under the provisions of Section 401(a) of the Internal Revenue Code ("Code") and exempt under the provisions of Section 501(a) of the Code. To that end, the Master Trustee is hereby expressly authorized to permit the commingling of any or all of the assets of such Fund with the assets of other trusts eligible to participate in such collective investment trusts. The Master Trustee shall have no responsibility for the custody or safekeeping of assets transferred to any collective investment trust not established and maintained by the Master Trustee. To the extent that property of the Master Fund is invested in any collective investment trust as provided above, the declaration of trust pertaining thereto, as amended from time to time, and the trust thereby created, shall be a part of this Agreement. The Master Trustee shall have, with respect to the interest of such Fund in such collective investment trust, the powers conferred by this Agreement to the extent that such powers are not inconsistent with the provisions of such declaration of trust. For purposes of any valuation of the Master Fund or any valuation of the interest or of the account of any Participant or Beneficiary under the Plan, the interest of the Master Trust in such collective investment trust shall be valued at the times and in the manner prescribed by the declaration by which such trust was created. The Named Fiduciary expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund. A copy of the declaration of trust as presently in effect of any collective investment trust to which the assets of the Plan are transferred pursuant to this Section 2.8 shall be provided to the Named Fiduciary and copies of amendments thereto shall be forwarded to the Named Fiduciary promptly after their adoption.

      2.9 INSURANCE CONTRACTS.

     (a) PROCURING AND HOLDING CONTRACTS. The Master Trustee, upon written direction of the Named Fiduciary or an Investment Manager, shall pay from the Master Trust such sums to such insurance company or companies as the Named Fiduciary or an Investment Manager may direct for the purpose of procuring individual or group annuity contracts or other insurance contracts (hereinafter referred to as "Contracts"). The Named Fiduciary or an Investment Manager shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Master Trustee shall receive and hold in the Master Trust, subject to the provisions hereinafter set forth in this Section, all Contracts obtained, the proceeds of any sale, assignment or surrender of any such Contract and any and all dividends and other payments of any kind received with respect to any such Contract.

     (b) EXERCISING RIGHTS UNDER CONTRACTS. The Master Trustee shall be the complete and absolute owner of Contracts held in the Master Trust, provided that the Named Fiduciary or an Investment Manager shall have power to direct the Master Trustee to exercise any and all of rights, options, or privileges that belong to the Master Trustee as such absolute owner or that are granted by the terms of any such Contract or by the terms of this Agreement, and the Master Trustee shall not exercise any of the foregoing powers or take any other action permitted by any such Contract other than upon the written direction of the Named Fiduciary or an Investment Manager. The Master Trustee shall have no duty to exercise any of such power or to take any such action unless and until it shall have received such direction. The Master Trustee, upon the written direction of the Named Fiduciary or an Investment Manager, shall deliver any Contract held in the Master Trust to such person or persons as may be specified in the direction.

     (c) PAYMENT OF PREMIUMS. Upon the written direction of the Named Fiduciary or an Investment Manager, the Master Trustee shall pay from the Master Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Master Trust. The Master Trustee shall have no duty to make any such payment unless and until it shall have received such direction.

     (d) PAYMENTS UNDER CONTRACTS. Any sums paid out by any insurance company under the terms of a Contract held in the Master Trust either to the Master Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, or to question any action of the Master Trustee or to see that any action of the Master Trustee is authorized by the terms of this Agreement.

     (e) LIABILITY OF MASTER TRUSTEE; INDEMNIFICATION. Anything contained herein to the contrary notwithstanding, to the extent permitted by law, the Master Trustee shall not be liable for the refusal of any insurance company to issue or change any Contract or take any other action requested by the Master Trustee; for any assets invested in a Contract at the direction of the Named Fiduciary or an Investment Manager; for the form, terms, genuineness, validity, sufficiency or effect of any Contract held in the Master Trust; for the act of any person or persons that may render any such Contract null and void; for the failure of any insurance company to pay the proceeds of any such Contract as and when the same shall become due and payable; for any delay in payment resulting from any provision contained in any such Contract nor for the fact that for any reason whatsoever (other than the Master Trustee's own negligence, bad faith or willful misconduct) any Contract shall lapse or otherwise become uncollectible. The Company hereby agrees to indemnify the Master Trustee and to hold it harmless from and against any claim, liability, loss, damage or expense that may be asserted against the Master Trustee by reason of any action taken or omitted by the Master Trustee in connection with any Contract at the direction of the Named Fiduciary or an Investment Manager other than such claims, liabilities, losses, damages or expenses that are attributable to the Master Trustee's own negligence, bad faith or willful misconduct in performing duties specifically undertaken herein.

     2.10   LOANS TO PARTICIPANTS.

     (a) On the direction of the TPA, the Master Trustee shall make loans from the assets of the Trust Funds to Participants in the Plan. All promissory notes evidencing such loans shall constitute assets of the trust estate, shall be held in a separate Fund known as the "Loan Fund" and, except as otherwise provided herein, shall be held by the Master Trustee. The Master Trustee shall have no responsibility with respect to the holding, investment or administration of the Loan Fund, except as specified in the written directions of the TPA with respect thereto.

    (b) Each such loan shall bear a reasonable rate of interest (within the meaning of Regulation Section 2550.408(b)(1) promulgated by the Department of Labor) as determined by the Investment Committee and shall be secured by the Participant's account balance in the Trust Fund. Unless otherwise instructed in writing by the Named Fiduciary, the Master Trustee shall not file a UCC-1 form or take other action in order to perfect its security interest in the accounts of a Participant to whom a loan is made.

     (c) The Named Fiduciary or the TPA will provide the Master Trustee with such information as may from time to time be required for the Master Trustee to exercise its rights under the documents relating to plan loans including, without limitation, the occurrence of events of default by Participants.

     (d) The TPA (or, if the Named Fiduciary so directs, the Investment Committee,) is hereby appointed as custodian for the Master Trustee of all original promissory notes and security agreements which shall be held subject to the order of the Master Trustee. In the event that the Master Trustee or the TPA terminates such custodianship (which either may do on written notice to the other), the Named Fiduciary shall retain the originals of all promissory notes and security agreements as custodian for the Master Trustee.

     (e) In addition to all other indemnities provided to the Master Trustee in this Agreement, the Company hereby indemnifies the Master Trustee and its directors, officers and employees, and holds it and them harmless from and against any claim, liability, loss, damage or expense (including reasonable attorneys' fees) which it may incur by reason of its not filing or otherwise perfecting a security interest granted to the Master Trustee with respect to a loan to a Participant and in connection with the TPA or Named Fiduciary acting as custodian of promissory notes pursuant to paragraph (d) above.

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SECTION 3. POWERS OF MASTER TRUSTEE.

      3.1 IN GENERAL. The Master Trustee is authorized and empowered, in its discretion with respect to a Discretionary Fund, and at the direction of an Investment Manager or the Investment Committee with respect to a Directed Fund managed by such Investment Manager or Committee:

     (1) to sell, exchange, convey, transfer or otherwise dispose of any property, real or personal, at any time held by the Master Trustee, by private contract or at public auction, for cash or on credit, (in the case of a Directed Fund, upon such conditions, at such prices and in such manner as the Investment Manager or Investment Committee shall direct), and no person dealing with the Master Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

     (2) to grant options to purchase securities held in the Fund ("covered call options") and other property held in the Fund and options to sell securities and other property to the Fund, as well as combinations of such options to purchase and such options to sell; and to acquire options to purchase securities and other property for the Fund and options to sell securities and other property held in the Fund, as well as combinations of such options to purchase and such options to sell;

     (3) to sell or exercise any conversion privileges, subscription rights, warrants or other options and to make any payments incidental thereto, and to consent to or otherwise participate in corporate reorganizations, mergers, consolidations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; but the Company understands that, where warrants, options, tenders or other rights have fixed expiration dates, in order for the Master Trustee to act with respect to a Directed Fund, it must receive instructions at its offices, addressed as the Master Trustee may from time to time request, by no later than noon (Eastern Time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Master Trustee may direct);

     (4) to compromise, compound, settle or arbitrate any claim, debt or obligation due to or from it as Master Trustee and to reduce the rate of interest on, extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation, and, in the case of a Discretionary Fund, to abandon any property determined by it to be worthless;

     (5) to vote upon any stocks, bonds or other securities and to give general or special proxies or powers of attorney with or without power of substitution, provided that, in the case of Company Securities (as defined in Section 4.1), the provisions of Section 4.2 shall apply and, provided further that, in the case of a Directed Fund (other than one holding Company Securities), unless the Master Trustee is instructed otherwise, all proxies and proxy materials relating to securities held in the Master Fund shall be signed by the Master Trustee without indication of voting preference, and forwarded to the Investment Manager or Investment Committee for the making of all decisions with respect thereto; and to enter into any voting trust or similar agreement;

     (6) for the purposes of the Master Trust, to engage in transactions involving financial futures, including but not limited to stock index futures, and options on financial futures; and in carrying out such transactions to open accounts to trade in and to make or take delivery of financial futures, to provide original, variation, maintenance and other required margin in the form of moneys, securities, or otherwise, and to exercise options; and

     (7) generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in any Fund.

      3.2 AT DIRECTION OF NAMED FIDUCIARY. The Master Trustee is authorized and empowered, with the approval of the Named Fiduciary with respect to any
Fund:

     (1) for the purposes of the Master Trust, to borrow money from any person or persons, including the Master Trustee or an affiliate, to issue the Master Trust's promissory note or notes therefor, and to secure the repayment thereof by pledging, mortgaging or otherwise encumbering any property in its possession;

     (2) to designate the Master Trustee or an affiliate to act on its behalf in lending securities held in the Master Fund to brokers, dealers, banks or other financial institutions, on such terms as are consistent with the Act; and


     (3) to transfer all or any portion of the Master Fund to another trustee of the Plan which may include the Employer, and, following such transfer, the Master Trustee shall have no responsibility whatsoever with respect to assets so transferred.

      3.3 WITH RESPECT TO PARTICIPANT-DIRECTED FUNDS. The Master Trustee is authorized and empowered, at the direction of the TPA (which direction may include standing instructions) with respect to any Participant-Directed Fund, to sell, or to purchase, any property held in such Funds, as appropriate to effectuate transfers among Funds in accordance with Section 2.7, and/or distributions from Funds in accordance with Section 2.10 or 5.3.

      3.4 ADMINISTRATIVE POWERS. The Master Trustee is authorized and empowered in its sole administrative discretion with respect to both Discretionary and Directed Funds:

     (1) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

     (2) to collect all interest, dividends and other income payable with respect to property in the Master Fund, and to surrender securities at maturity or when advised of earlier call for redemption, provided that the Master Trustee shall not be liable for failure to surrender any security in a Directed Fund for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to the Master Trustee by the issuer, the Investment Manager, the Investment Committee or one of the nationally recognized bond or corporate action services to which the Master Trustee subscribes;

     (3) to exchange securities in temporary form for securities in definitive form, and to effect an exchange of shares where the par value of stock is changed;

     (4) to hold property in its or an affiliate's vaults, at a domestic or (to the extent permitted by regulations issued by the Secretary of Labor under
Section 404(b) of the Act) foreign central depository or clearing corporation, in non-certificated form with the issuer, on Federal Book Entry at the Federal Reserve Bank of New York, with a custodian appointed pursuant to clause (5) below, or, with the approval of the Named Fiduciary, at any other location;

     (5) to appoint another bank as custodian for any foreign securities or other foreign assets constituting part of the Master Fund, and to arrange for the custody of such securities or assets and the indicia of ownership thereof to be held outside the jurisdiction of the district courts of the United States by such other bank and/or its agents, to the extent permitted by regulations issued by the Secretary of Labor under Section 404(b) of the Act, and to pay the reasonable expenses and compensation of such bank from the Master Fund;

     (6) to hold property of the Master Trust in its own name or in the name of a nominee, including the nominee of any central depository (including an affiliate of the Master Trustee), clearing corporation or custodian with which securities of the Master Trust may be deposited (and the Company agrees to hold the Master Trustee and any such nominee harmless from any liability as a holder of record), and to hold any investment in bearer form, but the books and records of the Master Trustee shall at all times show that all such investments are part of the Master Trust;

     (7) to form corporations and to create trusts under the laws of any state for the purpose of acquiring and holding title to any securities or other property, all on such terms and conditions as it deems advisable;

     (8) to employ suitable agents, including auditors and legal counsel (who may be counsel to the Company or to the Master Trustee in its corporate capacity) or other advisers, without liability for any loss occasioned by any such agent selected with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims, and to pay their reasonable expenses and compensation from the Master Fund;

     (9) to take any action with respect to the Master Fund that it deems necessary in carrying out the purposes of this Agreement.

SECTION 4. COMPANY SECURITIES.
      4.1 REGISTRATION OF COMPANY SECURITIES. In the event that the property initially delivered to the Master Trustee hereunder includes any stocks of any classification, bonds or other marketable obligations or securities issued or guaranteed by the Company, or by any subsidiary or affiliate thereof ("Company Securities"), or that the Master Trustee purchases for any Discretionary Fund or an Investment Manager or the Investment Committee directs the purchase for any Directed Fund of any such securities, and the Master Trustee should thereafter determine (with respect to a Discretionary Fund) or the Investment Manager or Investment Committee should thereafter direct the Master Trustee (with respect to a Directed Fund) to dispose of any such securities under circumstances which, in the opinion of the Master Trustee, require registration of such securities under the Securities Act of 1933 and/or qualification of such securities under the Blue Sky laws of any state or states, then the Company, at its own expense, will promptly take or cause to be taken any and all action necessary or appropriate to effect such registration and/or qualification; in such event, the Master Trustee shall not be required to dispose of such securities until such registration and/or qualification are complete and effective, and the Master Trustee shall not be liable for any loss or depreciation of the Fund resulting from any delay attributable thereto. The Company will indemnify and hold the Master Trustee and its officers and directors harmless with respect to any claim, liability, loss damage or expense (except any such claims, liabilities, losses, damages or expenses that are attributable to the Master Trustee's own negligence, bad faith or willful misconduct with respect to any duties specifically undertaken herein) incurred as a result of such registration or qualification or as a result of any information in connection therewith furnished by the Company or as a result of any failure by the Company to furnish any such information.

      4.2 VOTING OF COMPANY SECURITIES. Notwithstanding any other provision of this Agreement to the contrary, the Master Trustee will have no discretion or authority to vote Company Securities held in the Master Trust by the Master Trustee on any matter presented for a vote by stockholders of the Company except in accordance with the timely directions received by the Master Trustee from Participants who have Company Securities allocated to their individual accounts under the Plan. Each Participant who has been allocated Company Securities will, as a named fiduciary, direct the Master Trustee with respect to the vote of Company Securities allocated to the Participant's individual account. Such directions will be given by the Participants acting in their capacity as named fiduciaries with respect to such Company Securities and, upon timely receipt of such instructions, the Master Trustee will vote the Company Securities held in the Master Trust, pursuant to the direction of Participants giving instructions to the Master Trustee. The Master Trustee will vote any Company Securities for which timely instructions are not received from Participants in proportion with such instructions as are received on a timely basis.

     The Company and the Master Trustee shall not improperly interfere in any manner with the decision of any Participant regarding the directions of the Participant with respect to the vote of Company Securities allocated to the Participant's individual account, and the Master Trustee shall arrange for such voting to take place on a confidential basis. The Master Trustee will adequately communicate or cause to be communicated to all Participants the provisions of this Agreement relating to the right of Participants to direct the Master Trustee with respect to the voting of Company Securities allocated to their individual accounts under the Plan. The Company will provide the Trustee with such information and assistance as the Master Trustee may reasonably request in connection with any communications or distributions to Participants.

     The Company will distribute or cause to be distributed to Participants entitled to direct the Master Trustee as to the voting of any Company Securities hereunder and all materials and communications which it provides to other stockholders of the Company in connection with such vote. The Master Trustee may rely on the Company for such distribution and will not be liable for the Company's failure to provide such materials and communications to any Participant.

      4.3 TENDERS FOR COMPANY SECURITIES. Notwithstanding any other provision of this Agreement to the contrary, in the event an offer to acquire any shares of Company Securities held in the Master Trust (an "Offer") shall be received by the Master Trustee, the Master Trustee will have no discretion or authority to sell, exchange or transfer any shares of Company Securities held by the Trustee in the Master Trust pursuant to such Offer except to the extent, and only to the extent, that the Master Trustee is timely directed to do so in writing by each Participant to whose individual account any of such Company Securities is allocated, as named fiduciary.

     Upon timely receipt of instructions, the Master Trustee will sell, exchange or transfer pursuant to such Offer such shares, and only such shares, as to which instructions were given. The failure of any Participant, as named fiduciary, to provide in a timely manner instructions to the Master Trustee with respect to Company Securities allocated to the Participant's individual account will be deemed to constitute instructions to the Master Trustee not to sell, transfer or exchange any of such Company Securities, and the Master Trustee will communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Master Trustee.

     In the event that, under the terms of an Offer to acquire Company Securities or otherwise, any shares of Company Securities tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Master Trustee will follow such instructions respecting the withdrawal of such securities from such Offer in the same manner as shall be timely received by the Master Trustee from the Participants entitled under this paragraph to direct the Master Trustee as to the sale, exchange or transfer of securities pursuant to such Offer.

     In the event that an Offer for fewer than all of the shares of Company Securities held by the Master Trustee in the Master Trust shall be received by the Master Trustee, each Participant who has allocated to an individual account in the Plan Company Securities subject to such Offer shall be entitled to direct the Master Trustee as to the acceptance or rejection of such Offer (as provided above) with respect to the largest portion of such Company Securities as may be possible given the total number or amount of shares of Company Securities the Master Trustee may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Master Trustee from all other Participants who shall timely instruct the Master Trustee pursuant to this Section to sell, exchange or transfer such shares pursuant to an Offer, each on a pro rata basis in accordance with the number or amount of shares allocated to their individual accounts.

     In the event that an Offer shall be received by the Master Trustee and instructions shall be solicited from Participants pursuant to this Section regarding such Offer, and prior to the termination of such Offer, another Offer is received by the Master Trustee for securities subject to the first Offer, the Master Trustee shall, if practicable make a reasonable effort under the circumstances to solicit instructions from the Participants to the Master Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer and (ii) with respect to securities not tendered for sale, exchange, or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second Offer. The Master Trustee will follow all instructions received in a timely manner from Participants in the same manner as provided in this Section 4.3 above. With respect to any Offer (including successive Offers from one or more existing offers), the Master Trustee shall act in the same manner described above.

     In the event an Offer for any Company Securities held by the Master Trustee in the Master Trust shall be received by the Master Trustee and the Participants shall be entitled to determine to accept, reject or withdraw an acceptance of such Offer pursuant to this Section 4.3, (i) the Company and the Master Trustee shall not improperly interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer (hereinafter referred to as the "Investment Decision"), and the Master Trustee shall arrange for such Investment Decision to be made on a confidential basis; and (ii) the Master Trustee will adequately communicate or cause to be communicated to all Participants the provisions of this Agreement relating to the rights of the Participants to direct the Master Trustee with respect to the Company Securities subject to such Offer and the Master Trustee's obligation to follow such directions. The Company will provide the Master Trustee with such information and assistance as the Master Trustee may reasonably request in connection with any communications or distributions to Participants.

     The Company will distribute or cause to be distributed to Participants any and all communications distributed to other stockholders of the Company in connection with the Offer. The Master Trustee may rely on the Company for such distribution and will not be liable for the Company's failure to provide or cause to be provided such communications to any Participants.

     Notwithstanding anything elsewhere in this Agreement to the contrary, unless otherwise directed by the Investment Committee, any proceeds received by the Master Trustee as a result of the sale, exchange or transfer of Company Securities pursuant to an Offer shall be reinvested in Company Securities the Master Trustee if such security is available for purchase.


      SECTION 5. ACCOUNTS TO BE MAINTAINED BY THE MASTER TRUSTEE: PAYMENTS FROM THE MASTER TRUST.

      5.1 ACCOUNTS. The Master Trustee may maintain one or more accounts for the purpose of making disbursements at the direction of the TPA and such other purposes, if any, as may be reasonably required for the convenient administration of the Plan or of the Master Trust.

      5.2 NO SEPARATE RECORDKEEPING. The Master Trustee shall not be required to maintain any separate records or accounts with respect to the Participants (or their Beneficiaries), and any such records or accounts required to be maintained pursuant to the terms of the Plan shall be maintained by the Employer or by the TPA.

      5.3 PAYMENTS: DISPUTES. The Master Trustee, from time to time, upon receipt of a written order from the TPA, shall make payments from the Master Fund to such persons and in such amounts as the Investment Committee or the TPA shall direct, and amounts paid pursuant to such direction thereafter no longer shall constitute a part of the Master Trust. Orders from the TPA need not specify the purpose of the payments so ordered, and the Master Trustee shall not be responsible in any way respecting the purpose or propriety of such payments or for the administration of the Plan. Any such order shall constitute a certification that the payment directed is one which the TPA is authorized to direct, and the Master Trustee need make no further investigation. Payments by the Master Trustee may be made (i) by its check to the order of the payee and mailed to the payee at the address last furnished to the Master Trustee by the TPA or by the payee, or if no such address has been so furnished, to the payee in care of the Company, or (ii) by direct deposit to an account of the payee in accordance with Section 5.4. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Master Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

      5.4 DIRECT DEPOSIT OF PAYMENTS. At the request of any Participant or Beneficiary, the Master Trustee shall deposit periodic payments directly into the bank account of such person, provided that such person and its depository bank shall have entered into a depository agreement with the Master Trustee that is satisfactory to the Master Trustee. The Company hereby agrees to indemnify the Master Trustee and to hold it harmless from and against any claim, liability, loss, damage or expense that may be asserted against it as a result of making any such deposit other than any such claims, liabilities, losses, damages or expenses that are attributable to the Master Trustee's own negligence, bad faith or willful misconduct.

      5.5 RESPONSIBILITY OF TPA. In directing the Master Trustee to make payments out of the Master Trust, the TPA shall follow the provisions of the Plan, so that it shall be impossible, either during the existence or upon the discontinuance of the Plan, for any part of the Master Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, at any time prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries, or for any part thereof to be paid or applied to the use of any Employer except, upon the termination of the Plan, to the extent of any surplus resulting from an actuarial error.

      5.6 RETURNED AND UNCASHED PAYMENTS. In the event that any payment ordered by the TPA shall be distributed by the Master Trustee in accordance with Section 5.3 or Section 5.4 and (i) such payment shall be returned to the Master Trustee because the payee or the payee's account cannot be located at such address, or (ii) any check so mailed shall not be presented for payment within six months of the date thereof, the Master Trustee shall promptly notify the TPA of such return or failure to present. Upon the expiration of 60 days after such notification such payment order shall become void, and unless and until a further order of such TPA is received by the Master Trustee with respect to such payment, the Master Trustee shall return such payment to the Master Trust and continue to administer the Master Trust as if such order had not been made. The Master Trustee shall not be obligated to search for or ascertain the whereabouts of any such person (or his duly appointed representative).

      5.7 NO LIABILITY FOR CONTRIBUTIONS. The Master Trustee shall be under no duty to enforce payment of any contribution and shall not be responsible for the adequacy of the Master Trust to meet and discharge any liabilities under the Plan.

      SECTION 6. VALUATION OF THE MASTER FUND.

      6. l    VALUATION. As of the inception of the Master Fund, as of the close of the last business day of each month thereafter, and as of such other time or times as the Master Trustee may deem appropriate (the "Valuation Date"), the Master Trustee shall determine the market value of the Master Fund. Such determination may be made either by the Master Trustee itself or by such person or persons believed by the Master Trustee to be competent to make such determination as the Master Trustee may select, but in accordance with a method consistently followed and uniformly applied. The Master Trustee's determination of the value of the Master Fund shall be conclusive and binding upon the Plan, each Employer, the Named Fiduciary, the Investment Committee, the TPA, and the Participants and their Beneficiaries.

      6.2 UNITS. At the direction of the TPA, the Master Trustee shall express the market value of any Fund in whole and fractional units which shall be equal undivided interests in such Fund without priority or preference one over the other. The original unit of participation in a Fund shall be specified by the TPA at the inception of the Fund. As of each Valuation Date the Master Trustee shall determine the value per unit in the Fund by dividing the value of the Fund as determined in accordance with this Section by the number of existing units in the Fund. Transfers of cash and/or property to or from a Fund shall be made only as of a Valuation Date and shall be based upon the value of a unit as of such Date, and the number of units charged or credited to a Fund shall be adjusted accordingly.

SECTION 7. ADMINISTRATIVE EXPENSES. TAXES AND MASTER TRUSTEE'S COMPENSATION.

      7. l    IN GENERAL. All brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of any Fund, all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of such Fund, all expenses incurred in connection with the acquisition or holding of property, any interest therein or mortgage thereon, all other administrative expenses incurred by the Master Trustee in the performance of its duties, including fees for legal services and third party appraisal services rendered to the Master Trustee and fees incurred in the solicitation of directions with respect to voting and tendering Company Securities, and all other proper charges and disbursements of the Master Trustee, shall be paid by the Fund, and, until paid, shall constitute a charge upon the Fund.

      7.2 FEES OF INVESTMENT MANAGERS. The Named Fiduciary may direct the Master Trustee to pay from the Master Fund the fees of any Investment Manager and the administrative expenses of the Plan, including but not limited to actuarial fees.
      SECTION 8. MASTER TRUSTEE'S LIABILITY: NO DUTY TO REVIEW;
INDEMNIFICATION.

      8. l    LIABILITY OF MASTER TRUSTEE. With respect to a Discretionary
Fund, the Master Trustee shall not be liable for any loss to or diminution of the Discretionary Fund resulting from any action taken or omitted by the Master Trustee except if due to any failure of the Master Trustee to act in accordance with the requirements of Part 4 of Title I of ERISA or if due to the Master Trustee's own negligence, bad faith or willful misconduct. With respect to any Directed Fund hereunder, the Master Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made or received by it at the direction of an Investment Manager, the Investment Committee or the TPA, as herein provided, nor for any loss to or diminution of the Fund resulting from any action taken, or from any act omitted, by the Master Trustee at the direction of an Investment Manager, the Investment Committee or the TPA as herein provided, except if due to the Master Trustee's negligence, bad faith or willful misconduct. The Master Trustee shall not be liable for any loss to or diminution of the Fund resulting from any action taken or omitted by the Master Trustee, other than at the direction of an Investment Manager, the Investment Committee or the TPA, except if due to any failure of the Master Trustee to act in accordance with the requirements of Part 4 of Title I of ERISA or if due to the Master Trustee's own negligence, bad faith or willful misconduct. The Master Trustee shall not be responsible for the adequacy of any funding policy of the Plan of which it is advised pursuant to Section 2.2(c) or the diversification of the investments of the Plan. Responsibility for monitoring adherence to funding policies and for investment diversification, and for advising the Master Trustee accordingly with respect to any Discretionary Fund and advising the Investment Manager or

Investment Committee accordingly with respect to any Directed Fund, shall rest solely with the Named Fiduciary.

     The Master Trustee may from time to time consult with legal counsel, who may be counsel to the Company or to the Master Trustee in its corporate capacity, and shall be fully protected in acting upon the advice of counsel.

     To protect the Master Trust from expenses which might otherwise be incurred, the Company shall have sole authority to enforce this Agreement on behalf of all persons claiming any interest in the Master Trust or under the Plan, and no other person may institute or maintain any action or proceeding against the Master Trustee or the Master Trust in the absence of written authority from the Company or a judgment of a court of competent jurisdiction that in refusing authority the Company acted fraudulently or in bad faith.

  8.2 NO DUTY TO REVIEW. Supervision of Investment Managers and the Investment Committee shall be the exclusive responsibility of the Named Fiduciary. The Master Trustee shall be under no duty or obligation to review any investment or reinvestment made or received at the direction of an Investment Manager or the Investment Committee nor to make any recommendation as to the disposition or continued retention thereof. Without limiting the generality of the foregoing, in the case of any transaction which is both directed by and executed by or through an Investment Manager or the Investment Committee, the Investment Manager or Investment Committee shall have entire responsibility for assuring that the transaction does not violate the prohibitions of any applicable state or federal law, including Sections 406 and 407 or ERISA.

     8.3 RELIANCE ON CERTAIN APPRAISALS. To the extent that the Master Trustee shall be required to value the assets of the Master Fund for any purpose, including without limitation any valuation pursuant to Section 6, any accounting pursuant to Section 9 and any segregation of assets pursuant to
Section 10 hereof, the Master Trustee may rely for all purposes of this Agreement upon any certified appraisal or other form of valuation submitted to it by any Investment Manager, the Investment Committee or the TPA and, with respect to any insurance contract referred to in Section 2.9 hereof, by the insurance company issuing such contract, and with respect to an interest in any venture capital organization, by the manager of such organization and, with respect to any mutual funds held in the Master Fund, by the servicing agent of such mutual fund, and, with respect to an interest of the Master Trust in any collective investment trust (other than a collective investment trust established and maintained by Mellon Bank, N.A. or an affiliate), by the trustee or investment manager of such collective investment trust.

     8.4 INDEMNIFICATION OF MASTER TRUSTEE. The Company recognizes that a burden of litigation may be imposed upon the Master Trustee, as the result of some act or transaction for which it has no responsibility or over which it has no control under this Agreement. Accordingly, the Company hereby agrees to indemnify the Master Trustee, individually and as Master Trustee under this Agreement, and its directors, officers and employees, and to hold it and them harmless from and against any claim, liability, loss, damage or expense which may be asserted against it or them by reason of any action taken or omitted by or on behalf of the Master Trustee at the direction of any Investment Manager or Investment Committee, the Named Fiduciary, the TPA, or by virtue of being the holder of the Master Trust except for such claims, liabilities, losses, damages or expenses attributable to the Master Trustee's own negligence, bad faith or willful misconduct.

     8.5 LIMITATION OF INDEMNITY. Nothing herein is intended to or shall be construed to relieve the Master Trustee from any responsibility or liability it may have under Part 4 of Title I of ERISA.

     8.6 INDEMNIFICATION OF SUCCESSOR TRUSTEE. If Mellon Bank, N.A. is acting as a successor trustee or succeeds to responsibilities hereunder for management of plan assets with respect to the Master Fund (or any portion thereof), the Company hereby agrees to hold Mellon Bank, N.A. harmless from and against any tax, claim, liability, loss, damage or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting Master Fund assets with investment responsibility with respect to such assets, except for such taxes, claims, liabilities, losses, damages or expenses attributable to the negligence, bad faith or willful misconduct of Mellon Bank, N.A. or its affiliates.

     SECTION 9.  SETTLEMENT OF MASTER TRUSTEE'S ACCOUNTS.

     9.1 ANNUAL ACCOUNTING. The Master Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, accounting separately for each Fund (in a manner mutually agreeable to Pentegra and the Master Trustee), and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company or the Named Fiduciary. Within 90 days after the close of each fiscal year of the Master Trust (or such other date as may be agreed upon in writing between the Company and the Master Trustee), and within 120 days after the effective date of the removal or resignation of the Master Trustee as provided in Section 11 hereof, the Master Trustee shall file with the Company a written account, setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts disbursements and other transactions effected during the period for which such account is rendered which the Master Trustee has furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein be reference as aforesaid)shall be open to inspection at the offices of the Company during its regular business hours by the Named Fiduciary, by any person designated by the Company or the Named Fiduciary, by Participants and Beneficiaries of the Plan, by the TPA or Investment Committee, or by any Investment Manager affected thereby, for a period of 60 days immediately following the date on which the account is filed with the Company. If for any reason an account required of the Master Trustee hereunder shall not be filed within the applicable time specified in the preceding sentence, such account may be filed by the Master Trustee after the expiration of such time, provided such account otherwise complies with the requirements of this Agreement, and such account so filed shall be open to inspection as aforesaid by any of the parties aforementioned for a period of 90 days immediately following the date on which the account is filed. In the event that any assets of the Fund have been transferred to a collective investment trust pursuant to Section 2.8 hereof, such account shall include a copy of the latest annual written account of such collective investment trust.

     9.2 OTHER ACCOUNTINGS. The Master Trustee shall provide to the Company from time to time such other reports as may be agreed upon between the Master Trustee and the Company. The Company agrees to examine each such report promptly and to file any exceptions thereto within 90 days of the date thereof.

     9.3 SETTLEMENT OF ACCOUNTS. Upon the expiration of the 60-day or 90-day period, as the case may be, referred to in Section 9.1 or 9.2, the Master Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the account or report, including, without limitation, all acts and omissions of the Master Trustee shown or reflected in such account or report, except with respect to any acts or omissions as to which the Company, the Named Fiduciary or the TPA shall have filed written objections with the Master Trustee within such 60-day or 90-day period, as the case may be. Nothing herein contained shall impair the right of the Master Trustee to a judicial settlement of any account of proceedings rendered by it. In any proceeding for such judicial settlement the only necessary parties shall be the Master Trustee, the Company, the Named Fiduciary and any other party or parties whose participation is required by law, and any judgment, decree or final order entered therein shall be conclusive on all persons having or claiming an interest in the Master Trust or the Plan.

     SECTION 10.  SEGREGATION OF PARTS OF THE MASTER TRUST.

     10.1 SEGREGATION. The equitable share in the Master Trust of any part of the Plan or the proportionate share of any Participant or group of Participants and their Beneficiaries may be segregated and withdrawn from the Master Trust upon the direction of the Named Fiduciary setting forth the portion of the Plan's equitable share to be so treated or the Participants and Beneficiaries for whose accounts such segregation and withdrawal are to be carried out. The Master Trustee may condition its transfer or distribution of any assets upon the Master Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

     Unless otherwise directed by the Named Fiduciary pursuant to the preceding paragraph, the Master Trustee shall hold, invest and administer the Master Trust as a single fund without identification of any part of the Master Fund with or allocation of any part of the Master Fund to the Company or to any subsidiary or affiliate of the Company designated by it as a participating company under the Plan or to any Participant or group of Participants or their Beneficiaries.

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10.2 SEGREGATED PROPERTY.  Segregation and withdrawal of the equitable share of a Participant or group of Participants shall be made as of the Valuation Date immediately following the date of the notice or instruction referred to in
Section 10.1. The selection of the particular assets to be segregated pursuant to Section 10.1 shall be made by the Named Fiduciary. Such property shall be held as a separate trust fund for the exclusive benefit of the withdrawing Participant or group of Participants and their Beneficiaries, under a separate agreement of trust substantially identical to this Agreement.

     SECTION 11. RESIGNATION AND REMOVAL OF MASTER TRUSTEE.
     The Master Trustee may resign at any time upon 60 days' notice in writing to the Company and the Named Fiduciary. The Master Trustee may be removed by the Company at any time upon 60 days' notice in writing to the Master Trustee and the Named Fiduciary. If within such 60-day period a successor to the Master Trustee shall not have been appointed, the resigning or removed Master Trustee may apply to any court of competent jurisdiction for the appointment of such successor. Any successor trustee shall have the same powers and duties as those conferred upon the Master Trustee hereunder (other than those relating to any collective investment trust of Mellon Bank, N.A. or an affiliate) and subject to receipt by the Master Trustee of written acceptance of such appointment by the successor trustee, the Master Trustee shall assign, transfer and pay over to such successor trustee the moneys and properties then constituting the Master Fund, withdrawing any part of any Fund then held in any collective investment trust of Mellon Bank, N.A. or an affiliate. The Master Trustee may reserve such sum of money as it may deem advisable for payment of its reasonable fees and expenses in connection with the settlement of its account or otherwise. Payment of such fees and expenses may be withdrawn from such reserve. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee. If such reserve shall be insufficient to pay such changes, such resigning or removed Master Trustee shall be entitled to recover the amount of any deficiency from the Company or from the successor trustee or from both the Company and the successor trustee. All provisions of this Agreement shall apply to any successor trustee appointed as aforesaid with the same force and effect as if such successor had been originally named herein as the Master Trustee.

     SECTION 12. EVIDENCE OF ACTION BY COMPANY, INVESTMENT MANAGERS, INVESTMENT COMMITTEE AND TPA, AND OF APPOINTMENT OF NAMED FIDUCIARY, INVESTMENT MANAGERS, INVESTMENT AND COMMITTEE AND TPA.

     Except as otherwise herein provided, any action by the Company pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of its Board of Directors (which may include a resolution authorizing one or more officers to act on its behalf) certified by the Secretary or any Assistant Secretary of the Company, and the Master Trustee shall be fully protected in acting in accordance with such resolution so certified to it. The Company shall furnish the Master Trustee from time to time with certified copies of resolutions of its Board of
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Directors or of other corporate action appointing and terminating the office of the Named Fiduciary, and appointing and terminating any Investment Committee, and appointing successors. The Named Fiduciary shall furnish the Master
Trustee with a copy of the instrument duly appointing and terminating the TPA, and appointing and terminating successors thereto and shall certify to the Master Trustee the responsibilities and authorities which the Named Fiduciary has delegated to such TPA. The Named Fiduciary shall furnish the Master
Trustee with a copy of the instrument duly appointing and terminating any Investment Committee, and appointing and terminating successors thereto. The Named Fiduciary shall file with the Master Trustee a copy of each Investment Manager's written acceptance of his appointment and acknowledgement that he is a "fiduciary" with respect to the Plan within the meaning of Section 3(21) of ERISA. Any such appointment shall continue to be effective until receipt by the Master Trustee of written notice to the contrary from the Named Fiduciary. Each Investment Manager and the TPA and the Investment Committee shall furnish the Master Trustee from time to time with a certificate setting forth the name and specimen signature of each person authorized to act on its behalf. Unless otherwise provided in a certificate from the Named Fiduciary, all orders, requests and instructions to the Master Trustee from the Named Fiduciary shall be in writing or by telecopy signed by two authorized persons, and all orders, requests and instructions to the Master Trustee from an Investment Manager, the TPA, or the Investment Committee shall be in writing, by telecopy or by any other electronic means using a code for the authentication of messages, and signed or transmitted by an authorized representative of the Investment
Manager, TPA, or Investment Committee, and the Master Trustee shall be fully protected in acting in accordance with any such order, request, or instruction. The Master Trustee shall have the right to rely on and shall be fully protected in acting in accordance with any resolution, order, request or instruction which it believes to be genuine and which purports to have been signed or transmitted in accordance with this section.

     SECTION 13.     AMENDMENT OF AGREEMENT, TERMINATION OF TRUST, TERMINATION
OF PLAN

     13.1 AMENDMENT OF AGREEMENT. Subject to the restrictions set forth below, the Company and the Master Trustee may mutually agree at any time and from time to time to modify, amend or terminate, in whole or in part, any or all of the provisions of this Agreement.

     13.2 TERMINATION OF MASTER TRUST. In the event of the termination of the Master Trust, the Master Trustee shall continue to administer the Master Trust as hereinabove provided until all of the purposes for which is has been established have been accomplished or the Master Trustee has disposed of the Master Fund after the payment of or other provision for all expenses incurred in the administration of the Master Trust (including any compensation to which the Master Trustee may be entitled), all in accordance with the written order of the Company or any successor thereto. Until the final distribution of the Master Fund, the Master Trustee shall continue to have and may exercise all of the powers and discretion conferred upon it by this Agreement. Upon any such termination, or the resignation or removal of the Master Trustee under Section 11 hereof, Section 7.1 and all indemnities herein, including without limitation those set forth in Sections 2.9(e), 2.10(e), 3.4(6), 4, 5.4, 8.3, 8.4 and 8.6
hereof, shall remain in full force and effect.

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   13.3  TERMINATION OF THE PLAN.  Upon receipt of notice from the Company that the Plan is terminated in whole or in part, with respect to all or any group of Participants and their Beneficiaries, the Master Fund, or the portion thereof with respect to which the Plan is terminated, shall, subject to the provisions of Section 7 hereof, be segregated in accordance with Section 10 and held and/or disposed of by the Master Trustee in accordance with the written order of the Named Fiduciary. The Master Trustee may condition its delivery, transfer or distribution of any assets upon the Master Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

  13.4 EXCLUSIVE BENEFIT. Anything in this Agreement to the contrary notwithstanding, at no time prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries shall any part of the Master Fund be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; provided, however, that nothing herein contained shall preclude the return to an Employer of any contribution whose return is permitted by Section 403(c) of the Act or successor legislation.

     SECTION 14.  INALIENABILITY OF BENEFITS AND INTERESTS

     No distribution or payment under this Agreement to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid or recognized by the Master Trustee, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment, except in the case of any voluntary and revocable assignment of any benefit payment permitted by law and except to such extent as may otherwise be required by law. If the Master Trustee is notified by the Named Fiduciary that any such Participant or Beneficiary has been adjudicated bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Master Trustee shall, if so directed by the TPA, hold or apply such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the TPA shall direct.

     SECTION 15.  NO MERGER CONSOLIDATION OR TRANSFER OF PLAN ASSETS OR
LIABILITIES

     Anything herein to the contrary notwithstanding, the Master Trust shall under no circumstances be so operated as to permit, and nothing herein contained shall be deemed to authorize, any merger, consolidation, or transfer of the assets or liabilities or the Plan with or to any other plan except in compliance with the provisions of the Act and the Code which are applicable to such mergers, consolidations, or transfers, including without limitation Sections

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208 and 4043(b)(8) of the Act and Sections 401(a)(12), 414(1), and 6058(b) of
the Code, and Regulations promulgated pursuant to the foregoing Sections.

     SECTION 16.  GOVERNING LAW.

     This Agreement shall be administered and construed according to the internal substantive laws (and not the choice of law provisions) of the Commonwealth of Pennsylvania, except as may otherwise be required by Section 514 of ERISA. The invalidity, illegality or lack of enforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. The Master Trust shall at all times be maintained as a domestic trust in the United States.

     IN WITNESS WHEREOF, this Agreement has been executed, attested and sealed, as of the date first above written, by the duly authorized officers of the Company and Mellon Bank, N.A..


                              HOME FEDERAL SAVINGS BANK



                              By:    /s/ Roger P. Weise

                              Name:  Roger P. Weise

                              Title: President


                              MELLON BANK, N.A.

                              By:    /s/ D. C. Crawford

                              Name:  David C. Crawford

                              Title: FVP


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